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                                                                    Exhibit 10.6


                 FINANCIAL ADVISORY AND INVESTMENT BANKING AGREEMENT
                 ---------------------------------------------------

          This Agreement is made and entered into as of the ___th day of December 1998 by and between Royal Hutton Securities Corp. ("Consultant"), and Silver Star Foods, Inc., a New York corporation (the "Company").

          In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. PURPOSE: The Company hereby engages Consultant for the term specified in Paragraph 2 hereof to render consulting advice to the Company as an investment banker relating to financial and similar matters upon the terms and conditions set forth herein.

     2. TERM: Except as otherwise specified in Paragraph 4 hereof, this Agreement shall be effective for a three (3) year period commencing December, 1998 and ending on December, 2001.

     3. DUTIES OF CONSULTANT: During the term of this Agreement, Consultant shall seek out Transactions (as hereinafter defined) on behalf of the Company and shall furnish advice to the Company in connection with any such Transactions.


     4. COMPENSATION: In consideration for the services rendered by Consultant to the Company pursuant to this Agreement (and in addition to the expenses provided for in Paragraph 5 hereof), the Company shall compensate Consultant as follows:

               (a) The Company shall pay Consultant a fee of $3,000 per month for the term of this Agreement. The aggregate sum of $108,000 shall be due and payable upon the execution of this Agreement.

               (b) In the event that any Transaction occurs during the term of this Agreement or, to the extent provided in paragraph 4(d) hereof, one year thereafter, the Company shall pay fees to Consultant as follows:



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          CONSIDERATION                                   FEE

        $0 to $  500,000                          Minimum Fee of $25,000

     $500,000 to $4,000,000                         5% of Consideration

   $4,000,000 to $5,000,000                       $250,000 plus 4% of the
                                                 Consideration in excess of
                                                        $4,000,000

   $5,000,000 to $6,000,000                        $290,000 plus 3% of the
                                                 Consideration in excess of
                                                        $5,000,000

      $6,000,000 or more                            320,000 plus 2% of the
                                                 Consideration in excess of
                                                        $6,000,000


          For the purposes of this Agreement, "Consideration" shall mean the total market value on the day of the closing of stock, cash, assets and all other property (real or personal) exchanged or received, directly or indirectly by the Company or any of its security holders in connection with any
Transaction.   Any co-broker retained by Consultant shall be paid by Consultant.


          (c) For the purposes of the Agreement, a "Transaction" shall mean (i) any transaction originated by Consultant, other than in the ordinary course of trade or business of the Company, whereby, directly or indirectly, control of the Company or any of its businesses , is transferred for Consideration, or (ii) any transaction originated by Consultant whereby the Company acquires any other company or the assets of any other company or a controlling interest in any other company (an "Acquisition").

          In the event Consultant originates a line of credit with a lender or a corporate partner, the Company and Consultant will mutually agree on a satisfactory fee and the terms of payment of such fee. In the event Consultant, at the Company's request, introduces the Company to a joint venture partner or customer and sales develop


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as a result of the introduction, the Company agrees to pay a fee of five percent
(5%) of total sales generated directly from this introduction during the first two years following the date of the first sale. Total sales shall mean gross receipts less any applicable refunds, returns, allowances, credits, taxes and shipping charges and monies paid by the Company by way of settlement or judgment arising out of claims made by or threatened against the Company. Commission payments shall be paid on the 15th day of each third month following the receipt of customers' payments. In the event any adjustments are made to the total sales after the commission has been paid, the Company shall be entitled to an appropriate refund or credit against future payments under this Agreement.

          (d) All fees to be paid pursuant to this Agreement, except as otherwise specified, are due and payable to Consultant in cash or company check at the closing or closings of any Transaction specified in Paragraph 4. In the event that this Agreement shall not be renewed or if terminated for any reason, notwithstanding any such non-renewal or termination, Consultant shall be entitled to a full fee as provided under Paragraphs 4 and 5 hereof, for any Transaction for which the discussions were initiated during the term of this Agreement and which is consummated within a period of twelve months after non-renewal or termination of this Agreement. Nothing herein shall impose any obligation on the part of the Company to enter into any Transaction.

     5. EXPENSES OF CONSULTANT: In addition to the fees payable hereunder and regardless of whether any Transaction set forth in Paragraph 4 hereof is proposed or consummated, the Company shall reimburse Consultant for the reasonable fees and disbursements of Consultant's counsel and Consultant's reasonable travel and out-of-pocket expenses incurred in connection with the services performed by Consultant pursuant to this Agreement and at the request of the Company, including without limitation, hotels, food and associated expenses and long-distance telephone calls, except that all expenses exceeding $500 must be pre-approved in writing by the Company.

     6. LIABILITY OF CONSULTANT: The Company acknowledges that all opinions and advice (written or oral) given by Consultant to the Company in connection with Consultant's engagement hereunder are


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intended solely for the benefit and use of the Company in considering the
Transaction to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of Consultant to be given hereunder, and no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor may the Company make any public references to Consultant, or use Consultant's name in any annual reports or any other reports or releases of the Company without Consultant's prior written consent which consent shall not be unreasonably withheld.

     The Company acknowledges that Consultant makes no commitment whatsoever as to making a market in the Company's securities or to recommending or advising its clients to purchase the Company's securities. Research reports or corporate finance reports that may be prepared by Consultant will, when and if prepared, be done solely on the merits or judgment of analysis of Consultant or any senior corporate finance personnel of Consultant.

     7.
CONSULTANT'S SERVICES TO OTHERS: The Company acknowledges that Consultant and its affiliates are in the business of providing financial services and consulting advice to others. Nothing herein contained shall be construed to limit or restrict Consultant in conducting such business with respect to others, or in rendering such advice to others, except that Consultant will not provide services to others when such services, in the Company's reasonable discretion may materially and adversely affect the Company.

     8.  COMPANY INFORMATION:

          (a) The Company recognizes and confirms that, in advising the Company and in fulfilling its engagement hereunder, Consultant will use and rely on data, material and other information furnished to Consultant by the Company.
The Company acknowledges and agrees that in performing its services under this Agreement, Consultant may rely upon the data, material and other information supplied by the Company without independently verifying the accuracy, completeness or veracity of same.


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          (b)  Except as contemplated by the terms hereof or as required by applicable law, Consultant shall keep confidential all non-public information provided to it by the Company, and shall not disclose such information to any third party without the Company's prior written consent, other than such of its employees and advisors as Consultant reasonably determines to have a need to know.

















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     9.  INDEMNIFICATION:

          (a) The Company shall indemnify and hold Consultant harmless against any and all liabilities, claims, lawsuits, including any and all awards and/or judgments to which it may become subject under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "Act") or any other federal or state statute, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including costs, expenses, awards and/or judgments) arise out of or are in connection with the services rendered by Consultant or any transactions in connection with this Agreement, except for any liabilities, claims and lawsuits (including awards and/or judgments), arising out of acts or omissions of Consultant. In addition, the Company shall also indemnify and hold Consultant harmless against any and all costs and expenses, including reasonable counsel fees, incurred relating to the foregoing.

          Consultant shall give the Company prompt notice of any such liability, claim or lawsuit which Consultant contends is the subject matter of the Company's indemnification and the Company thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim and lawsuit, including the right to settle, compromise and dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

          Consultant shall indemnify and hold the Company harmless against any and all liabilities, claims and lawsuits, including any and all awards and/or judgments to which it may become subject under the 1933 Act, the Act or any other federal or state statute, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including costs, expenses, awards and/or judgments) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact required to be stated or necessary to make the statement therein, not misleading, which statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of Consultant for inclusion in any registration statement or prospectus or any amendment or supplement thereto or in connection with any Transaction to which this Agreement applies or which otherwise arises. In addition, Consultant shall


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also indemnify and hold the Company harmless against any and all costs and expenses, including reasonable counsel fees, incurred relating to the foregoing.

          The Company shall give Consultant prompt notice of any such liability, claim or lawsuit which the Company contends is the subject matter of Consultant's indemnification and Consultant thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim and lawsuit, including the right to settle, compromise or dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

          (b) In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Paragraph 9 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Paragraph 9 provides for indemnification in such case, or (ii) contribution under the Act may be required on the part of any such person in circumstances for which indemnification is provided under this Paragraph 9, then, and in each such case, the Company and Consultant shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after any contribution from others) in such proportion taking into consideration the relative benefits received by each party from the transactions undertaken in connection with this Agreement (taking into account the portion of the proceeds realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was assessed, the opportunity to correct and prevent any statement or omission and other equitable considerations appropriate under the circumstances; and provided, that, in any such case, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


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          Within fifteen (15) days after receipt by any party to this Agreement
(or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "Contributing Party"), notify the Contributing Party of the commencement thereof, but the omission so to notify the Contributing Party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a Contributing Party or his or its representative of the commencement thereof within the aforesaid fifteen (15) days, the Contributing Party will be entitled to participate therein with the notifying party and any other Contributing Party similarly notified. Any such Contributing Party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of the Contributing Party, which consent shall not be unreasonably withheld. The indemnification provisions contained in this Paragraph 9 are in addition to any other rights or remedies which either party hereto may have with respect to the other or hereunder.

     10. CONSULTANT AN INDEPENDENT CONTRACTOR: Consultant shall perform its services hereunder as an independent contractor and not as an employee of the Company or an affiliate thereof. The parties hereto expressly understand and agree that Consultant shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be agreed to expressly by the Company in writing from time to time.

     11.  MISCELLANEOUS:

          (a) This Agreement between the Company and Consultant constitutes the entire agreement and understanding of the parties hereto, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein.

          (b) Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered (i) five calendar days after being sent postage


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prepaid by registered mail, return receipt requested, or (ii) one business day after being sent by facsimile with confirmatory notice by U.S. mail, to the respective parties as set forth below, or to such other address as either party may notify the other in writing:



     If to the Company, to:   Silver Star Foods, Inc.
                              1000 South Avenue,
                              Staten Island, New York 10314

                              Telecopy No.:

     With a courtesy copy to: Richard I. Anslow and Associates
                              4255 Route 9, Suite D,
                              Freehold, New Jersey 07728

                              Telecopy No.:  (732) 577-1188

     If to Consultant, to:    Royal Hutton Securities Corp.
                              1700 South Dixie Highway
                              Boca Rato, Florida 33432


                              Att:  Managing Director
                              Telecopy No.: ()

     with a courtesy copy to: Darren Ross, Esq.
                              Gersten, Savage, Kaplowitz
                                   & Fredericks, LLP
                              101 East 52nd Street
                              New York, New York  10022
                              Telecopy No.: (212) 980-5192

               (c) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, legal representatives and assigns.

               (d) This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original document.


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               (e)  No provision of this Agreement may be amended, modified or waived, except in a writing signed by all of the parties hereto.

               (f) This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to its conflict of law principles.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.



                              ROYAL HUTTON SECURITIES CORP.

                              By:________________________________
                                   Name:
                                   Title:    Managing Director


                              Silver Star Foods, Inc.
                              By:________________________________
                                   Michael Trotta
                                   President







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